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Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

    This Second Amendment to Employment Agreement ("Amendment"), effective as of July 1, 2001, is made by and between NANOGEN, INC., a Delaware corporation (the "Company"), and MICHAEL D. MOORE (the "Executive").

RECITALS

    WHEREAS, the Company and Executive have entered into an Employment Agreement dated December 6, 1999, superceded by an Employment Agreement dated June 15, 2000 and a First Amendment to Employment Agreement dated July 28, 2000 (collectively the "Employment Agreement"); and

    WHEREAS, the Company and Executive wish to amend the Employment Agreement as described herein.

    NOW, THEREFORE, the Company and Executive, in consideration of the Executive's continued employment with the Company, agree as follows:

TERMS

1.
Title/Responsibilities.  In Article II, Section A (Title/Responsibilities) of the Employment Agreement, Executive's title is stated to be "Senior Vice President and General Manager". The title and position of "Senior Vice President and General Manager" is hereby deleted from the Employment Agreement, and the title and position of "Senior Vice President, Operations" is substituted.

2.
Full Time Attention.  Article II, Section B (Full Time Attention) of the Employment Agreement requires Executive to "devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request". This language is hereby deleted, and the following language is substituted: "Executive shall devote his best efforts and his time and attention to the performance of the services customarily incident to such office and to such other services as the Board may reasonably request while working three full (3) days per week at the Nanogen San Diego office and one full (1) day per week from his Bay Area residence".

3.
Base Salary.  Article III, Section A (Base Salary) of the Employment Agreement sets Executive's base salary at $250,000 per year. This language is hereby deleted, and the annual Base Salary is hereby set at the rate of one hundred fifty thousand dollars ($150,000).

4.
Stock Options.  Article IV, Section E (Stock Options) of the Employment Agreement provides for certain vesting schedules for stock options granted to Executive at various times. Effective July 1, 2001, Executive's stock options will vest at eighty percent (80%) of his current vesting schedule, as set forth in Exhibit A attached hereto and incorporated herein. Should additional stock options be granted to Executive in the future, they also will vest at eighty percent (80%) of the vesting schedule provided to full time employees at Executive's level.

5.
No Constructive Termination.  Executive acknowledges that the foregoing amendments to the Employment Agreement do not constitute Constructive Termination of Executive's employment as that term is defined in Article VI, Section E (Constructive Termination) of the Employment Agreement.

6.
Remainder of Agreement.  The other terms and conditions contained in the Employment Agreement shall remain in effect pursuant to the Employment Agreement and such terms and conditions, where applicable, shall also govern this Amendment.

7.
Governing Law.  This Amendment shall be construed in accordance with the laws of the State of California, notwithstanding its conflicts of law provisions.

8.
Executive Acknowledgment.  Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Amendment, and has been advised to do so by the Company, and (b) that he has read and understands this Amendment, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

9.
Counterparts.  This Amendment may be executed in one or more counterparts, all of which taken together constituted one and the same agreement.

NANOGEN, INC.
By:	/s/ V. RANDY WHITE	6/21/01

	V. Randy White Chief Executive Officer	Date
EXECUTIVE
By:	/s/ MICHAEL D. MOORE	7/01/01

	Michael D. Moore	Date

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  Exhibit 10.1
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT